Exhibit A-1









               SECOND AMENDATORY AND SUPPLEMENTAL LEASE AGREEMENT

                                      among

               EFFINGHAM COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY,

                              GEORGIA POWER COMPANY

                                       and

                       SAVANNAH ELECTRIC AND POWER COMPANY



                               Dated as of , 2005

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This Second Amendatory and Supplemental Lease Agreement and all right, title and interest of the Effingham County Industrial Development Authority in any rents, revenues and receipts derived under this Second Amendatory and Supplemental
Lease Agreement have been assigned to The Bank of New York Trust Company, N.A. (formerly known as The Bank of New York Trust Company of Florida, N.A.), as Trustee under the Indenture of Trust, dated as of December 1, 2003, as amended and supplemented by the First Supplemental Indenture of Trust, dated as of December 1, 2004, and as further amended and supplemented by the Second Supplemental Indenture of Trust, dated as of , 2005, from the Effingham County Industrial Development Authority which secures Effingham County Industrial Development Authority Taxable Industrial Development Revenue Bonds (Southern Power Company Plant McIntosh Project) issued or to be issued thereunder.

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         This instrument was prepared by and after recording return to:

                                          Melissa K. Caen
                                          Troutman Sanders LLP
                                          600 Peachtree Street, N.E., Suite 5200
                                          Atlanta, Georgia  30308-2216

               SECOND AMENDATORY AND SUPPLEMENTAL LEASE AGREEMENT

                                TABLE OF CONTENTS

(The Table of Contents for this Second Amendatory and Supplemental Lease Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Second Amendatory and Supplemental Lease Agreement.)

                                                                    Page

ARTICLE I. DEFINITIONS...............................................1
         Section 1.1.      Definitions...............................1
ARTICLE II. REPRESENTATIONS AND WARRANTIES...........................2
         Section 2.1.      Representations and
                           Warranties by the Issuer..................2
         Section 2.2.      Representations and
                           Warranties by each Lessee.................3
ARTICLE III. COMMENCEMENT AND COMPLETION OF THE
         PROJECT; ISSUANCE OF THE SERIES 2005 BONDS;
         ADDITIONAL BONDS............................................4
         Section 3.1.      Agreement to Construct and
                           Install the Project.......................4
         Section 3.2.      Agreement to Issue Series
                           2005 Bonds; Application of
                           Series 2005 Bond Proceeds.................5
ARTICLE IV. EFFECTIVE DATE OF THIS SECOND
         SUPPLEMENTAL LEASE; DURATION OF LEASE TERM;
         RENTAL PROVISIONS...........................................5
         Section 4.1.      Effective Date of this
                           Second Supplemental Lease;
                           Duration of Lease Term....................5
         Section 4.2.      Delivery and Acceptance of
                           Possession................................5
         Section 4.3.      Rents and Other Amounts
                           Payable...................................5
         Section 4.4.      Place of Rental Payments..................6
         Section 4.5.      Obligations of Lessees
                           Hereunder Absolute and
                           Unconditional.............................6
         Section 4.6.      Lessees' Performance under
                           Indenture.................................7
ARTICLE V. MISCELLANEOUS.............................................7
         Section 5.1.      Original Lease, First
                           Supplemental Lease and
                           Second Supplemental Lease
                           as One Document...........................7
         Section 5.2.      Binding Effect............................7
         Section 5.3.      Severability..............................7
         Section 5.4.      Execution Counterparts....................7
         Section 5.5.      Captions..................................7
         Section 5.6.      Recording of Lease........................7
         Section 5.7.      Law Governing Construction
                           of Lease..................................8
EXHIBIT "A"       DESCRIPTION OF LEASED EQUIPMENT

               SECOND AMENDATORY AND SUPPLEMENTAL LEASE AGREEMENT


                  THIS SECOND AMENDATORY AND SUPPLEMENTAL LEASE AGREEMENT, dated as of , 2005, by and among the EFFINGHAM COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer"), a public body corporate and politic created and existing under the laws of the State of Georgia, as lessor, and GEORGIA POWER COMPANY, a Georgia corporation ("Georgia Power"), and SAVANNAH ELECTRIC AND POWER COMPANY, a Georgia corporation ("Savannah Electric"), as lessees (together, the "Lessees");


                               W I T N E S E T H:


                  WHEREAS, pursuant to the Original Lease (as hereinafter defined), Georgia Power leases an approximate 84% undivided interest in the Project (as hereinafter defined) from the Issuer, and Savannah Electric leases an approximate 16% undivided interest in the Project from the Issuer (each, a "Leased Interest");


                  NOW, THEREFORE, that in consideration of the respective representations and agreements hereinafter contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Lessees agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt on its part but shall be payable solely out of the rents, revenues and receipts derived from the Lease Agreement, dated as of December 1, 2003 (the "Original Lease"), as assigned by Southern Power Company to the Lessees and as amended and supplemented by that certain First Amendatory and Supplemental Lease Agreement, dated as of December 1, 2004 (the "First Supplemental Lease") and this Second Amendatory and Supplemental Lease Agreement (the "Second Supplemental Lease" and, together with the Original Lease and the First Supplemental Lease, the "Lease"), the sale of the Bonds, any insurance and condemnation awards as herein described and any other rents, revenues and receipts arising out of or in connection with its ownership of the Project as hereinafter defined):


ARTICLE I.

                                   DEFINITIONS

Section 1.1. Definitions. All capitalized terms and words used in this Second Supplemental Lease and not otherwise defined herein shall have the meanings set forth, respectively, in Section 1.1 of the Original Lease or Section 1.02 of that certain Second Supplemental Indenture of Trust between the Issuer and the Trustee dated as of , 2005 (the "Second Supplemental Indenture") unless the context or use clearly indicates another or different meaning or intent.

ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties by the Issuer. The Issuer makes the following representations and warranties:

(a) Organization and Authority. The Issuer is a public body corporate and politic, created and validly existing pursuant to the Constitution and laws of the State of Georgia, including particularly the provisions of the Act. Under the provisions of the Act, the Issuer has the power to execute and deliver the Second Supplemental Indenture and this Second Supplemental Lease, to enter into the transactions contemplated hereby and thereby and to perform and observe its obligations contained herein and therein in accordance with the terms hereof and thereof. By proper corporate action, the Issuer has duly authorized the execution and delivery of the Second Supplemental Indenture and this Second Supplemental Lease.

(b) Ability to Finance Project Under Act. The Project constitutes an undertaking within the scope of the Issuer's power for which bonds may be issued to finance under the Act.

(c) Public Purpose. The Issuer has found and hereby declares that the issuance of the Series 2005 Bonds and the use of the proceeds of the Series 2005 Bonds to finance a portion of the cost of the Project and the leasing of the Project to the Lessees and the sale of the Project to the Lessees at the expiration or sooner termination of the Lease Term is in furtherance of the public purposes for which the Issuer is created.

(d) Agreements are Legal and Authorized. The Issuer is not subject to any charter, by-law or contractual limitation or provision of any nature whatsoever which in any way limits, restricts or prevents the Issuer from entering into the Second Supplemental Indenture and this Second Supplemental Lease or performing any of its obligations under the Lease or the Indenture.

(e) No Prior Pledge. The Trust Estate has not been pledged or hypothecated in any manner or for any purpose other than as provided in the Indenture.

(f) Governmental Consents. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other person, nor any circumstance in connection with the offer, issue, sale or delivery of any of the Bonds is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of, the Second Supplemental Indenture and this Second Supplemental Lease or the offer, issue, sale or delivery of the Series 2005 Bonds, other than those already obtained or filed; provided, however, no representation is made herein as to compliance with the securities or "blue sky" laws of any jurisdiction nor is any representation made as to any governmental consents, approvals or permits required in connection with the construction or operation of the Project.

(g) No Defaults. No event has occurred and no condition exists with respect to the Issuer which would constitute an event of default, as defined herein or therein, under any of the Second Supplemental Indenture and this Second Supplemental Lease or which, with the lapse of time or with the giving of notice or both, would become an event of default under the Second Supplemental Indenture or this Second Supplemental Lease.

(h) Enforceability. The Original Lease, as amended and supplemented by the First Supplemental Lease and this Second Supplemental Lease, is a legal, valid and binding obligation of the Issuer.

Section 2.2. Representations and Warranties by each Lessee. Each Lessee makes the following representations and warranties:

(a) Organization and Power. Such Lessee is a corporation duly incorporated and existing under the laws of the State of Georgia and has due corporate authority to enter into this Second Supplemental Lease and to perform its obligations contained herein and under the Lessee Documents, and this Second Supplemental Lease, when executed and delivered by such Lessee and assuming due authorization, execution and delivery hereof by the Issuer, will be duly authorized, executed and delivered by such Lessee.

(b) Pending Litigation. There is no action, suit, proceeding, inquiry or investigation known to such Lessee to be pending or threatened against or directly affecting such Lessee wherein an unfavorable decision, ruling or finding (i) is reasonably anticipated to materially and adversely affect the transactions contemplated on its part by the Lease or (ii) is reasonably anticipated to adversely affect the validity or enforceability of the Series 2005 Bonds or the Lessee Documents.

(c) No Violation or Breach. The execution and delivery by such Lessee of this Second Supplemental Lease and the compliance by such Lessee with its obligations hereunder do not result in any violation of the charter or by-laws of such Lessee and do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, lease, note agreement or other agreement or instrument to which such Lessee is a party or by which such Lessee is presently bound (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to such Lessee) or (ii) any existing applicable law or any order, rule or regulation of any court or governmental or regulatory authorities having jurisdiction over such Lessee, applicable to such Lessee.

(d) Governmental Consents. Neither such Lessee nor any of its business or properties, nor any relationship between such Lessee and any other Person (as defined in the Indenture), nor any circumstance in connection with the execution, delivery and performance by such Lessee of this Second Supplemental Lease, or the offer, issue, sale or delivery by the Issuer of the Series 2005 Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of such Lessee, other than those already obtained or filed; provided, however, no representation is made herein as to compliance with the securities or "blue sky" laws of any jurisdiction, nor is any representation made as to any permits or other similar approvals not required as of the date hereof with respect to the Project.

(e) No Defaults. No event has occurred and no condition exists with respect to such Lessee that would constitute an event of default, as defined herein or therein, under the Second Supplemental Indenture or this Second Supplemental Lease or which, with the lapse of time or with the giving of notice or both, would become such an event of default.

(f) Enforceability. The Original Lease, as supplemented by the First Supplemental Lease and this Second Supplemental Lease (when executed and delivered by such Lessee and assuming due authorization, execution and delivery thereof by the other parties hereto), will be a legal, valid and binding obligation of such Lessee, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and except as limited by any principles of public policy limiting the right to enforce the indemnification provisions of the Lease.


ARTICLE III.

                   COMMENCEMENT AND COMPLETION OF THE PROJECT;
               ISSUANCE OF THE SERIES 2005 BONDS; ADDITIONAL BONDS

Section 3.1. Agreement to Construct and Install the Project. The Issuer has acquired the title in and to the Leased Land. As provided in Article IV of the Original Lease, the Issuer has requested the Lessees to cause the acquisition, construction and installation of the Buildings to be made in accordance with the Project Summary, as may be amended from time to time by the Lessees, and has requested the Lessees to cause to be acquired and installed in the Building or on the Leased Land, the Leased Equipment, to consist of machinery, equipment and related property described in the list attached to the Original Lease as Exhibit "B" and such other items of machinery, equipment and related property as in such Lessees' judgment may be necessary or desirable for the operation of the Project. The Issuer acknowledges and agrees that not later than the execution and delivery of this Second Supplemental Lease, it will request the Lessees to acquire to the machinery, equipment and other improvements listed on Exhibit "A" attached hereto. The parties hereto hereby acknowledge and agree that such items constitute part of the Project, legal title to which is held by the Issuer, and that such items are part of the Project subject to the Lease.

                  The Issuer hereby ratifies and confirms all actions of, and assumes and adopts all contracts entered into by, Southern Power Company and the Lessees, as agents of the Issuer under Section 4.1 of the Original Lease, with respect to the Project prior to the date hereof.

                  The Issuer makes no warranty or representation, either express or implied, as to the suitability or fitness for a particular purpose of the Project or any portion thereof, including but not limited to, the property described on Exhibit "A" attached hereto.

Section 3.2. Agreement to Issue Series 2005 Bonds; Application of Series 2005 Bond Proceeds. In order to provide funds for the acquisition of the property described in Section 3.1 hereof, the Issuer agrees that as soon as possible it will authorize, sell and cause to be delivered to the initial purchaser or purchasers thereof, the Series 2005 Bonds, bearing interest and maturing as set forth in Article III of the Original Indenture and Article II of the Second Supplemental Indenture, at a price to be approved by the Lessees. Upon receipt of the proceeds derived from the sale of the Series 2005 Bonds, the Issuer will cause the deposit said proceeds received upon said sale in the Project Fund.

ARTICLE IV.

                EFFECTIVE DATE OF THIS SECOND SUPPLEMENTAL LEASE;
                    DURATION OF LEASE TERM; RENTAL PROVISIONS

Section 4.1. Effective Date of this Second Supplemental Lease; Duration of Lease Term. This Second Supplemental Lease shall become effective upon its delivery and the leasehold interest created by this Second Supplemental Lease shall then begin, and, subject to the other provisions of the Original Lease, as amended (including particularly Articles X, XI and XII of the Original Lease), shall expire at midnight, January 1, 2025, or if at such time and on such date Payment in Full of the Bonds shall not have been made, then on such date as such payment shall have been made.

Section 4.2. Delivery and Acceptance of Possession. The Issuer agrees to deliver to the Lessees sole and exclusive possession of the Project, or so much thereof as may exist on the effective date hereof (subject to the right of the Trustee to enter thereon for inspection and other purposes as set forth in Section 8.2 of the Original Lease) on the effective date of this Second Supplemental Lease and the Lessees agree to accept possession of the Project upon such delivery; provided, however, that the Lessees shall be permitted full use and occupancy of the Project prior to any Completion Date.

Section 4.3. Rents and Other Amounts Payable. Subject to Section 2.08 of the Original Indenture, on or before January 1 and July 1 in each year, commencing January 1, 2005, until Payment in Full of the Bonds, each Lessee shall pay or cause to be paid pro rata in accordance with its respective Leased Interest to the Trustee for the account of the Issuer as rentals for the Project a sum equal to the amount payable on such date as principal of and interest on the Bonds, including the Series 2003 Bonds, the Series 2004 Bonds and the Series 2005 Bonds, as provided in the Indenture. Each rental payment under this Section shall be sufficient to pay the total amount of principal and interest payable on such semiannual interest payment date, and if at any semiannual interest payment date the balance in the Bond Fund is insufficient to make required payments of principal and interest on such date, each Lessee shall forthwith pay any such deficiency pro rata in accordance with its respective Leased Interest.

                  Anything herein to the contrary notwithstanding, any amount at any time held by the Trustee in the Bond Fund shall be credited against the next succeeding rental payment and such credit shall reduce the payment to be then made by each Lessee pro rata in accordance with its respective Leased Interest; and further, if the amount held by the Trustee in the Bond Fund should be sufficient to pay at the times required the principal of and interest on all Bonds then remaining unpaid, neither Lessee shall be obligated to make any further rental payments under the provisions of this Section.

                  Each Lessee agrees to pay, pro rata in accordance with its respective Leased Interest, to the Trustee until Payment in Full of the Bonds
(i) at least once a year an amount equal to the annual fee of the Trustee for the Ordinary Services (as defined in the Indenture) of the Trustee rendered and its Ordinary Expenses (as defined in the Indenture) incurred under the Indenture, (ii) the reasonable fees of Trustee's counsel as provided in the Indenture, as and when the same become due, and (iii) the reasonable fees and charges of the Trustee for Extraordinary Services (as defined in the Indenture) rendered by it and Extraordinary Expenses (as defined in the Indenture) incurred under the Indenture, as and when the same become due; provided, that either Lessee may, without creating a default hereunder, withhold such payment to contest in good faith the necessity for any such Extraordinary Services and Extraordinary Expenses and the reasonableness of any such fees, charges or expenses.

                  If either Lessee should fail to make any of the payments required in this Section, the item or installment so in default shall continue as an obligation of such Lessee until the same shall have been fully paid, and such Lessee agrees to pay the same with interest thereon, to the extent legally enforceable, at the Default Rate per annum until paid. The provisions of this Section shall be subject to the provisions of Section 9.6 of the Original Lease.

Section 4.4. Place of Rental Payments. The rents provided for in the first paragraph of Section 4.3 hereof and the interest on delinquent rents shall be paid directly to the Trustee for the account of the Issuer and will be deposited in the Bond Fund, unless a home office payment agreement is in effect pursuant to the provisions of Section 2.08 of the Original Indenture. The other payments provided for in Section 4.3 hereof shall be paid directly to the Trustee for its own use or for disbursement to any other paying agent on the Bonds, as the case may be.

Section 4.5. Obligations of Lessees Hereunder Absolute and Unconditional. Subject to the provisions of Section 9.6 of the Original Lease, the several obligations of the Lessees to make the payments required in Section 4.3 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional. Until such time as Payment in Full of the Bonds shall have been made, the Lessees (i) will not suspend or discontinue any payments provided for in Section 4.3 hereof except to the extent the same have been prepaid, (ii) will perform and observe all of its other agreements contained in the Lease and (iii) except as provided in Sections 11.1 and 11.2 of the Original Lease, will not terminate the Lease Term for any cause, including, without limiting the generality of the foregoing, failure of the Issuer to complete the Project, failure of the Issuer's title in and to the Project or any part thereof, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Georgia or any political subdivision of either thereof or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Lease or the Indenture. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and if the Issuer should fail to perform any such agreement, the Lessees may institute such action against the Issuer as the Lessees may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not conflict with the agreements on the part of the Lessees contained in the preceding sentence. The Lessees may, however, at their own cost and expense and in their own names or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Lessees deem reasonably necessary or in order to insure the acquisition, construction, installation and completion of the Project or to secure or protect its right of possession, occupancy and use of the Project hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Lessees and to take all lawful action which is required to effect the substitution of the Lessees for the Issuer in any such action or proceeding if the Lessees shall so request.

Section 4.6. Lessees' Performance under Indenture. The Lessees agree, for the benefit of the owners from time to time of the Bonds, to do and perform all acts and things contemplated in the Indenture to be done or performed by them.


ARTICLE V.
                                  MISCELLANEOUS

Section 5.1. Original Lease, First Supplemental Lease and Second Supplemental Lease as One Document. As amended and supplemented by the First Supplemental Lease and as further amended and supplemented by the Second Supplemental Lease, the Original Lease is in all respects ratified and confirmed, and the Original Lease, the First Supplemental Lease and this Second Supplemental Lease shall be read, taken and construed as one and the same instrument.

Section 5.2. Binding Effect. This Second Supplemental Lease shall inure to the benefit of and shall be binding upon the Issuer, the Lessees and their respective successors and assigns.

Section 5.3. Severability. If any provision of this Second Supplemental Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 5.4. Execution Counterparts. This Second Supplemental Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 5.5. Captions. The captions and headings in this Second Supplemental Lease are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Second Supplemental Lease.

Section 5.6. Recording of Lease. This Second Supplemental Lease and every assignment and modification hereof shall be recorded in the office of the Clerk of the Superior Court of Effingham County, Georgia, or in such other office as may be at the time provided by law as the proper place for such recordation.

Section 5.7. Law Governing Construction of Lease. This Second Supplemental Lease shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     (Signature Page to Second Amendatory and Supplemental Lease Agreement)


                  IN WITNESS WHEREOF, the Issuer and the Lessees have caused this Second Supplemental Lease to be executed in their respective names by their duly authorized officers, all as of the date first above written.


                                                     EFFINGHAM COUNTY INDUSTRIAL
                                                     DEVELOPMENT AUTHORITY




                                                     By:
                                                        -----------------------


As to the Issuer, signed sealed and delivered in the presence of:



--------------------------------
Witness



--------------------------------
Notary Public

My commission expires:.....
                      ----------------------

(Notarial Seal)

                                                     GEORGIA POWER COMPANY



                                                     By:
                                                        ------------------------
                                                        Name:
                                                             -------------------
                                                        Title:
                                                             -------------------


--------------------------------
Notary Public

My commission expires:_______


(NOTARIAL SEAL)

                                             SAVANNAH ELECTRIC AND POWER COMPANY



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

--------------------------------
Notary Public

My commission expires:_______


(NOTARIAL SEAL)

                                   EXHIBIT "A"
                                       to
               SECOND AMENDATORY AND SUPPLEMENTAL LEASE AGREEMENT



                                      among

               Effingham County Industrial Development Authority,


                              Georgia Power Company

                                       and

                       Savannah Electric and Power Company

                                            dated as of ........., 2005






                          LEASED EQUIPMENT DESCRIPTION



The leased equipment consists of all machinery, equipment and related personal property from time to time located in the Building or on the Leased Land and tagged or otherwise identified to reflect such ownership.